SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 Current Report
                       Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)     N/A

                             Heilig-Meyers Company
             (Exact name of registrant as specified in its charter)


                                    Virginia
                 (State or other jurisdiction of incorporation)


         1-8484                                        54-0558861
(Commission file number)                      (IRS Employer Identification No.)


 2235 Staples Mill Road, Richmond, Virginia              23230
 (Address of principal executive offices)              (Zip Code)


Registrant's telephone number, including area code  (804) 359-9171


         (Former name or former address, if changed since last report)



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Item 5.  Other Events

         On July 31, 1997, Heilig-Meyers Company ("Heilig-Meyers") and MacSaver Financial Services, Inc. ("MacSaver") entered into a Pricing Agreement with Goldman, Sachs & Co., on behalf of itself and NationsBanc Capital Markets, Inc. and Salomon Brothers Inc, which incorporated by reference a related Underwriting Agreement, dated July 31, 1997, for the public offering by MacSaver of $175 million aggregate principal amount of 7.60% Notes due August 1, 2007, guaranteed as to payment of principal and interest by Heilig-Meyers (the "7.60% Notes"). The 7.60% Notes were issued pursuant to an Indenture dated as of August 1, 1996 among Heilig-Meyers, MacSaver and First Union National Bank, formerly known as First Union National Bank of Virginia, as Trustee, and an Officers' Certificate dated as of August 5, 1997.

Item 7.  Financial Statements and Exhibits

         (c)      Exhibits

                  The following exhibits are filed as a part of this report.

                  1(a) Underwriting Agreement dated July 31, 1997, among Heilig-Meyers and MacSaver.

                  1(b) Pricing Agreement dated July 31, 1997 among Heilig-Meyers, MacSaver and Goldman, Sachs & Co., on behalf of itself and NationsBanc Capital Markets, Inc. and Salomon Brothers Inc.

                  4(a) Indenture dated as of August 1, 1996 among Heilig-Meyers, MacSaver and First Union National Bank, formerly known as First Union National Bank of Virginia, as Trustee, filed with the Commission as
                           Exhibit 4(a) to Heilig-Meyers' Current Report on Form 8-K filed September 11, 1996, is expressly incorporated herein by this reference.

                  4(b) Officers' Certificate dated August 5, 1997, relating to the 7.60% Notes.



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                                   SIGNATURE

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                              HEILIG-MEYERS COMPANY


Date: August 5, 1997                          By:  /s/ Roy B. Goodman
                                                 --------------------
                                                       Roy B. Goodman
                                                       Senior Vice President and
                                                       Chief Financial Officer


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                                 Exhibit Index

Exhibit
No.               Description

1(a)              Underwriting Agreement dated July 31, 1997, among Heilig-
                  Meyers and MacSaver.

1(b) Pricing Agreement dated July 31, 1997, among Heilig-Meyers, MacSaver and Goldman, Sachs & Co., on behalf of itself and NationsBanc Capital Markets, Inc. and Salomon Brothers Inc.

4(b) Officers' Certificate dated August 5, 1997, relating to the 7.60% Notes.